EXHIBIT (a)(1)(C)

                             MONSTER WORLDWIDE, INC.
                         OFFER TO AMEND ELIGIBLE OPTION

                                 WITHDRAWAL FORM

       THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M. EASTERN TIME,
                  ON APRIL 10, 2007 UNLESS THE OFFER IS EXTENDED

You previously received (1) the Offer to Amend dated March 13, 2007 (the "Offer to Amend") and (2) your Letter of Transmittal. You signed and returned your Letter of Transmittal, in which you elected to accept Monster's offer to amend some or all of your Eligible Options. You should submit this Withdrawal Form only if you now wish to change that election and withdraw your acceptance of Monster's offer to amend some or all of your Eligible Options. Capitalized terms not defined herein shall have the meaning assigned to such terms in the Offer to Amend.

To withdraw your acceptance of the Offer with respect to some or all of your Eligible Options, you must sign, date and submit this Withdrawal Form via facsimile to The Altman Group, Inc., Attn.: Jason Vinick, at facsimile number
(201) 460-0050 by 11:59 p.m. Eastern Time on the Expiration Date.

You should note that if you withdraw your acceptance of the Offer, your Eligible Options will not be amended and you will not receive the Cash Payment. You may be subject to adverse tax consequences under Section 409A; you will be solely responsible for such consequences. Your withdrawn Eligible Options will continue to be governed by the 1999 Long Term Incentive Plan and by the existing stock option award agreement between you and Monster evidencing that option.

You may change this withdrawal, and again elect to accept the Offer to amend some or all of your Eligible Options by submitting a new Letter of Transmittal via facsimile to The Altman Group, Inc., Attn.: Jason Vinick, at facsimile number (201) 460-0050 by 11:59 p.m. Eastern Time on the Expiration Date.

                                       ***

If you wish to withdraw your acceptance of the Offer, please check the appropriate box below. If you check Box 2, you must also complete the table that follows it to indicate the Eligible Option(s) with respect to which you are withdrawing your acceptance.

Box 1: |_| I wish to withdraw my election to accept the Offer, and instead decline the Offer, with respect to all of my Eligible Options.

Box 2: |_| I wish to withdraw my election to accept the Offer, and instead decline the Offer, only with respect to each of the Eligible Options listed below.

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                                                Total
                                          Number of Shares         Number of Shares
                      1999 Long Term         Subject to           Subject to Portion
       Grant          Incentive Plan         Outstanding        Qualifying as Eligible   Original Exercise
       Date           Option Number            Option                   Option            Price Per Share
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

Please read the instructions on pages 3 and 4 of this Withdrawal Form and then complete, sign and date this Withdrawal Form and return the entire Withdrawal Form (including the instructions), no later than 11:59 p.m., Eastern Time, on the Expiration Date via facsimile to The Altman Group, Inc., Attn.: Jason Vinick, at facsimile number (201) 460-0050.

Signature:                      _______________________________________

Name (Please print):            _______________________________________

Date:                           _______________________________________

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

                             MONSTER WORLDWIDE, INC.

                       INSTRUCTIONS TO THE WITHDRAWAL FORM
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Withdrawal Form. A properly completed and executed original of this Withdrawal Form, must be received by Monster at the facsimile number set forth on the signature page of this Withdrawal Form, by 11:59 p.m., Eastern Time, on the Expiration Date.

The delivery of all required documents, including the Withdrawal Form and any new Letter of Transmittal is at your risk. Delivery will be deemed made only when actually received by Monster. We intend to confirm the receipt of your Withdrawal Form within two (2) U.S. business days. If you have not received such confirmation, it is your responsibility to ensure that your Withdrawal Form has been received by the Expiration Date. Monster recommends that you retain a copy of the fax receipt.

The Withdrawal Form may only be submitted via facsimile. Submissions by any other means, including hand delivery, interoffice mail or U.S. mail (or other postal service) are not permitted.

Although by submitting a Withdrawal Form you have withdrawn your acceptance of the Offer with respect to your Eligible Option, you may change your mind and reelect to accept the Offer with respect to your Eligible Options until the expiration of the Offer. You should note that you may not rescind any withdrawal, and any acceptance of the Offer you withdraw will not thereafter be deemed to be subject to the Offer unless you properly resubmit your acceptance of the Offer with respect to your Eligible Options before the Expiration Date. If Monster extends the Offer beyond the Expiration Date, you may resubmit your acceptance to amend your Eligible Options at any time until the extended expiration of the Offer. You will not be deemed to have made a proper acceptance of the Offer with respect to your Eligible Options unless you deliver, prior to the Expiration Date, a new Letter of Transmittal following the procedures described in the instructions to the Letter of Transmittal. This new Letter of Transmittal must be signed and dated after your original Letter of Transmittal and any Withdrawal Form you have submitted. Upon the receipt of such a new, properly filled out, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Withdrawal Form received by us prior to the Expiration Date will be disregarded and will be considered replaced in full by the new Letter of Transmittal. You will be bound by the last properly submitted Letter of Transmittal or Withdrawal Form received by us prior to the Expiration Date.

Although it is Monster's intent to send you confirmation of receipt of this withdrawal form, by signing this withdrawal form, you waive any right to receive any notice of the withdrawal of your acceptance of the Offer with respect to your Eligible Options.

2. Signatures on this Withdrawal Form. Except as otherwise provided in the next sentence, this Withdrawal Form must be signed by the optionee. If this Withdrawal Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Monster of the authority of such person so to act must be submitted with this Withdrawal Form.

3. Other Information on this Withdrawal Form. In addition to signing this Withdrawal Form, you must print your name (exactly as it appears on the Letter of Transmittal you previously submitted) and indicate the date on which you signed.

4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer document, the Letter of Transmittal or this Withdrawal Form should be directed to Jason Vinick at The Altman Group, Inc. at (201) 806-2208. Copies will be furnished promptly at Monster's expense.
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

5. Irregularities. Monster will determine, in its discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance of any Withdrawal Forms. Monster's determination of such matters will be final and binding on all parties. Monster reserves the right to reject any Withdrawal Forms that it determines are not in appropriate form or that it determines are unlawful to accept. Monster also reserves the right to waive any of the conditions of the Offer or any defect or irregularly in any Withdrawal Form and Monster's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No withdrawal of an Eligible Option will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing option holder or waived by Monster. Neither Monster nor any other person is obligated to give notice of any defects or irregularities in the Withdrawal Form and no person will incur any liability for failure to give any such notice.

6. Additional Documents to Read. You should be sure to read the Offer to Amend and all documents referenced therein, before making any decisions regarding participation in, or withdrawal from, the Offer.

7. Important Tax Information. You should refer to Sections 2 and 15 of the Offer to Amend and the "Risks of Participation in the Offer" section of the Offer which contain important U.S. federal income tax information. We also recommend that you consult with your own tax advisors before deciding whether or not to participate in this Offer.

 IMPORTANT: THE WITHDRAWAL FORM TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST
     BE RECEIVED BY MONSTER, VIA FACSIMILE BY 11:59 P.M. EASTERN TIME ON THE
                                EXPIRATION DATE.

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